CONTRATO DE COMPRAVENTA	**PURCHASE AGREEMENT**
El presente contrato (el "Contrato") se celebra el 4 de junio de 2019, entre **ONE WORLD PHARMA S.A.S.** (el **"**Comprador**"**) sociedad comercial, identificada con NIT 901.098.493-7, representada en este acto por **JUAN FERNANDO RIBERO TRUJILLO**, mayor de edad, identificado como aparece al pie de su firma, actuando en su calidad de Presidente, y **WALA POPAYAN**, asociación identificada con NIT 901.097.549-6, representada en este acto por **ARIEL MAIFREDY HUETIO PRIETO**, mayor de edad, identificado como aparece al pie de su firma, actuando en su calidad de representante legal (el "Vendedor" y conjuntamente con el Comprador, las "Partes") han decidido celebrar el presente Contrato de compraventa previas las siguientes:	This agreement ("Agreement") is entered into as of June 4th 2019, by and between **ONE WORLD PHARMA S.A.S.** ("Buyer"), a company incorporated under the laws of Colombia, with tax identification number 9901.098.493-7, represented in this agreement by **JUAN FERNANDO RIBERO TRUJILLO**, of legal age, identified as it appears below its signature, who acts in his capacity as President and **WALA POPAYAN**, association identified with tax identification number 901.097.549-6, represented in this document by **ARIEL MAIFREDY HUETIO PRIETO** of legal age, identified as it appears below its signature, who acts in his capacity of legal representative (the "Seller" and jointly with the Buyer, the "Parties") have decided to enter into this trading Agreement previous the following
CONSIDERACIONES:	**CONSIDERATIONS**
A. Que el presente Contrato se desarrolla dentro del marco conceptual y la normatividad contemplada en la ley 1787 de 2016 ("Ley 1787"), el decreto 613 de 2017 del Ministerio de Justicia y el Ministerio de Salud y Protección Social ("Decreto 613") y la resolución 579 del 8 de agosto de 2017 del Ministerio de Justicia ("Resolución 579"), sobre la protección a los pequeños y medianos cultivadores, productores y comercializadores nacionales de cannabis medicinal, especialmente a las comunidades campesinas, y los pueblos y comunidades indígenas.	A. This Agreement is performed under the regulatory framework and the rules of law 1787 of 2016 ("Law 1787"), decree 613 of 2017 of the Ministry of Justice and the Ministry of Health ("Decree 613") and resolution 579 from August 8, 2017 from the Ministry of Justice and law ("Resolution 579"), in order to protect the small and medium national farmers, producers and sellers medicinal cannabis, especially the farmers and the indigenous communities.
B. Que de conformidad con el artículo 3, resolución 579/17 Ministerio de Justicia y del Derecho, se consideran como pequeños y medianos cultivadores, productores y comercializadores nacionales de cannabis medicinal, las personas naturales que cuenten con un área total a destinar al cultivo de cannabis que no supere las 0.5 hectáreas.	B. According to Article 3, Resolution 579/17 Minister of Justice National small and medium farmers, producers and sellers of medicinal cannabis are individual that are going to grow cannabis in a plot of land that is not bigger than 0,5 hectares.

C. Que el presente Contrato se refiere a la compraventa de cannabis no psicoactivo y, por lo tanto, no existe la obligación de transformar al menos un 10% del cupo asignado anualmente de cannabis proveniente de un titular de licencia de cultivo que corresponda a pequeño o mediano cultivador.	C. This Agreement is related to the purchase and sale of non-psychoactive cannabis, and therefore, there is no obligation to transform at least 10% of the annually assigned quota from the owner of a cultivation and grow of psychoactive cannabis from a small or a medium farmer.
D. Que el Vendedor se encuentra inscrito en el listado pequeños y medianos cultivadores nacionales del Ministerio de Justicia y del Derecho de conformidad con el artículo 3, resolución 579/17 Ministerio de Justicia y del Derecho.	D. The Seller is duly registered in the list of small and medium farmers before the Ministry of Justice according to article. 3, Resolución 579/17 Minister of Justice and Law.
E. Que mediante la Resolución 1087 del 26 de diciembre de 2017, el Ministerio de Justicia y del Derecho le otorgó licencia de uso de semillas para siembra al Comprador.	E. By means of resolution 1087 from December 26, 2017, the Ministry of Justice issued the use of seeds for sowing license in favor of the Buyer.
F. Que mediante la Resolución 1088 del 26 de diciembre de 2017, el Ministerio de Justicia y del Derecho le otorgó licencia para el cultivo de plantas de cannabis no psicoactivo al Comprador.	F. By means of resolution 1088 from December 26, 2017, the Ministry of Justice issued the cultivation and grow of non-psychoactive license in favor of the Buyer.
G. Que mediante la Resolución 0015 del 4 de Enero 2018, el Ministerio de Justicia y del Derecho le otorgó licencia para el cultivo de plantas de cannabis psicoactivo al Comprador	G. By means of resolution 0015 from January 4th, 2018, the Ministry of Justice issued the cultivation and grow of non-psychoactive license in favor of the Buyer.
H. Que mediante la Resolución 5251 del 20 de diciembre de 2017, el Ministerio de Salud y Protección Social le otorgó licencia para la fabricación de derivados del cannabis al Comprador.	H. By means of resolution 5251 from December 20, 2017, the Ministry of Health issued the production of cannabis derivatives license in favor of the Buyer.
I. Que mediante los radicados MJD-OFI-19-001-0271-SCF-3310 y MJD-OFI-19-001-2607-SCF-3310 WALAPOPAYAN solicitó licencia ante el Ministerio de Justicia y de Derecho para el cultivo de plantas de cannabis psicoactivo y no psicoactivo en su orden.	I. By means of filings number MJD-OFI-19-001-0271-SCF-3310 y MJD-OFI-19-001-2607-SCF-3310 WALAPOPAYAN requested the Minister of Justice and law license for psychoactive and no psychoactive cultivation, the Ministry of Justice issued the cultivation and grow of non-psychoactive cannabis in favor of the Seller.
J. Que el Vendedor está conformado por indígenas, por tanto son vinculantes los derechos de los Pueblos Indígenas	J. Seller is an entity conformed by indigenous people, and consequently the rights of Indigenous People included within the

enmarcados en la constitución política de 1991 y la declaración Universal de los Pueblos indígenas de la ONU	Political Constitution of 1991 and the Universal Declaration of Indigenous People of ONU.
En consideración a las promesas y compromisos mutuos contemplados en el presente Contrato, las partes acuerdan las siguientes	Due to the foregoing and the obligations set forth in this Agreement, the Parties agree on the following
CLÁUSULAS	**CLAUSES**
PRIMERA. DEFINICIONES. Para todos los efectos del presente Contrato, el Comprador y el Vendedor adoptan las definiciones contenidas en el Capítulo 1, artículo 2.8.11.1.3. del Decreto 613. Cualquier término en mayúscula en el Contrato tendrá el significado descrito en el Decreto 613.	**FIRST. DEFINITIONS.** For purposes of this Agreement, Seller and Buyer are going to use the definitions included in Chapter 1, article 2.8.11.1.3 of Decree 613. Any capitalized term in this Agreement is going to have the meaning described in Decree 613.
SEGUNDA. OBJETO DEL CONTRATO. El objeto del presente Contrato es la compra y venta de flor seca de cannabis psicoativo y no psicoactivo para uso médico científicos, semillas y grano (los "Productos") a cambio del precio pactado en la cláusula cuarta de este Contrato. Dicha compraventa estará sujeta a que el Vendedor obtenga la correspondientes licencias de cultivo de cannabis psicoactivo y no psicoactivo ante el Ministerio de Justicia y del Derecho, para lo cual deberá enviar una copia de la respectiva resolución al Comprador.	**SECOND. PURPOSE OF THE AGREEMENT**. The purpose of this agreement is the purchase and sale of psychoactive and non-psychoactive cannabis dry flowers for medicinal and scientific research purposes, seeds and grain (the "Products") in exchange of the price set forth in this Agreement in clause fourth. Such purchase and sale will be subject to the obtention by the Seller of the cultivation and grow of psychoactive and non-psychoactive cannabis licenses before the Ministry of Justice and Law, for which the Seller shall deliver a copy of the relevant resolution to Buyer.
TERCERA. AREAS DE CULTIVO. El Vendedor tendrá su cultivo en el municipio de Popayán Cauca y estará demarcado de acuerdo con las licencias otorgadas al Vendedor	**THIRD. CULTIVATION AREAS.** The Seller is going to have its cultivation in Popayán Cauca within the extension of the obtained licenses
Los Productos se sembrarán bajo cubierta, con riego por cinta o goteo, nunca aspersión, usando control de plagas de origen orgánico o natural, sin fertilización química que propicie la acumulación de nitratos y residuos en las sumidades floridas. La utilización de cualquier otro tipo de control de plagas o fertilizantes tiene que ser solicitada por escrito por el Vendedor y autorizada también por escrito por el comprador, previamente a su utilización. Los costos para construir y mantener la infraestructura antes descrita, así como los	The Products will be planted under cover, with irrigation by tape or drip, never spraying, using pest control of organic or natural origin, without chemical fertilization that promotes the accumulation of nitrates and residues in the tops flowery. The use of any other type of pest or fertilizer control must be requested in writing by the Seller and authorized in writing by the buyer, prior to its use. The costs to build and maintain the infrastructure described above, as well as the costs of all the inputs for the crop, will be borne by the Seller.

costos de todos los insumos para el cultivo, serán asumidos por el Vendedor.	
De conformidad con el artículo 2.8.11.10.3.del decreto 613 de 2017 el Vendedor deberá acogerse a los protocolos de seguridad para los pequeños y medianos cultivadores diseñados por el Ministerio de Justicia.	In accordance with article 2.8.11.10.3. of Decree 613 of 2017, the Seller must abide by the security protocols for small and medium growers designed by the Ministry of Justice.
CUARTA. PRECIOS.	**FOURTH. PRICE**.
El Comprador venderá al Vendedor las semillas o esquejes, según el caso, necesarias para cultivar los Productos a un precio que será determinado por las Partes de conformidad con las condiciones de mercado y el cual será pagadero en (a) los 10 días siguientes a la fecha de recibo y aceptación de la cosecha por parte del Comprador o (b) dentro del año siguiente a la entrega de las semillas del Comprador al Vendedor, lo que ocurra primero. Una vez el Vendedor entregue la respectiva cosecha al Comprador, el valor de cada cosecha se definirá de conformidad con los precios del mercado y con base en la calidad en concentración de THC y/o CBD presentes en las unidades floridas.	The Buyer will sell to the Seller the seeds or cuttings, as the case may be, required to grow the Products for a price that will be determined based on market conditions and that is going to be payable in (a) the following 10 days after the harvest is received and accepted by Buyer or (b) within the following 6 months after the Buyer has delivered the seeds to the Sellers, whichever occurs first. Once the Seller delivers the harvest to the Buyer, the price of each crop is going to be determined in accordance with the market conditions and based on the THC and/or CBD present in the respective crop.
Los precios se liquidarán en COP$ a la tasa representativa del mercado de la fecha de factura. Los precios se revisarán semestralmente y se ajustarán de acuerdo con las condiciones justas de mercado. Lo anterior, siempre que dichos Productos cumplan con los estándares de calidad establecidos por el Comprador.	The prices will be settled in COP$ at the representative market rate of the invoice date. The prices will be reviewed every six months and adjusted according to the fair market conditions. The foregoing provided that such Products meet the quality standards set forth by the Buyer
Para efectos de determinar las concentraciones de THC y/o CBD en los Productos, se tomará una muestra de la respectiva cosecha y la misma será enviada a un laboratorio acreditado internacionalmente y/o un laboratorio acreditado en Colombia con técnicas validas según requerimientos y estándares internacionales para tales efectos y el costo del análisis de la muestra por el laboratorio, así como el valor de la muestra será asumido por las partes. Las Partes acuerdan que el tiempo que tome llevar a cabo el análisis debe garantizar la no afectación del ciclo del cultivo	In order to determine the concentration of THC and/or CBD in the Products, a sample of the respective harvest will be taken and it will be sent to a laboratory internationally accredited for such purposes, and/or a Colombian laboratory with valid techniques in accordance to international standards, and the cost of the analysis of the sample by the laboratory as well as the value of the sample will be assumed by the Parties. The Parties agree that during time required to do the analysis the crop if not going to be affected

QUINTA. PLAN DE CULTIVO. El Vendedor se compromete a adoptar el plan de cultivo que hará parte del presente Contrato y el cual deberá contener el cronograma de trabajo, los procedimientos agrícolas que serán implementados en el área de cultivo y la cantidad estimada de semilla para siembra y de plantas de cannabis que serán cultivadas.	**FIFTH. CULTIVATION PLAN.** The Seller agrees to adopt the cultivation plan that will be part of this Contract and which must contain the work schedule, the agricultural procedures that will be implemented in the cultivation area and the estimated amount of seeds required for planting and cannabis plants that will be grown.
Para efectos de la presente cláusula, deberán quedar plenamente determinados los insumos agrícolas y los sustratos por utilizar y los términos de su aplicación.	For the purposes of this clause, the agricultural inputs and the substrates to be used and the terms of their application must be fully determined.
SEXTA. PROCEDENCIA DE LAS SEMILLAS PARA SIEMBRA. Las semillas o esquejes para siembra serán suministradas por el Comprador en la zona de cultivo como plantas germinadas de 6 hojas, de la variedad o hibrido seleccionada por el Comprador. El nombre y características técnicas de las variedades suministradas serán especificadas al momento de la entrega. El Vendedor se obliga a almacenar las semillas entregadas por el Comprador en almacenamiento refrigerado, atendiendo las condiciones exigidas por el ICA para este efecto.	**SIXTH. ORIGIN OF THE SEEDS FOR SOWING**. The seeds or cuttings for sowing will be supplied in the cultivation zone by the Buyer as germinated plants of 6 leaves, of the variety or hybrid selected by the Buyer. The name and technical characteristics of the varieties supplied will be specified at the time of delivery. The Seller undertakes to store the seeds delivered by the Buyer in cold storage, following ICA requirements.
El Comprador entregará semillas o esquejes al Vendedor para su cuidado y custodia y respecto de las cuales el Vendedor se obliga a entregar al comprador todo el producto de la respectiva cosecha, junto con los registros y análisis de causas de las pérdidas de semillas, esquejes y plantas.	The Buyer will deliver seeds or cuttings to the Seller for their care and custody and for which the Seller is obliged to deliver to the buyer all the product of the respective harvest, together with the records and analysis of causes of the losses of seeds, cuttings and plants.
De igual forma, el Vendedor se obliga a utilizar las semillas entregadas por el Comprador única y exclusivamente para el cumplimiento del objeto del presente Contrato. Cualquier uso no autorizado de las semillas dará lugar a la imposición de la cláusula penal señalada en la cláusula 25 de este Contrato.	Likewise, the Seller undertakes the obligation to use the seeds delivered by the Buyer solely and exclusively for the fulfillment of the purpose of this Agreement. Any unauthorized use of the seeds will result in the imposition of the penalty clause indicated in clause 25th of this Agreement.
SÉPTIMA. TECNICAS Y PROCEDIMIENTOS PARA EL CULTIVO Y RECOLECCION DE LAS SUMIDADES FLORIDAS, SEMILLAS Y GRANO. El Comprador realizará capacitaciones periódicas	**SEVENTH. TECHNIQUES AND PROCEDURES FOR THE CULTIVATION AND COLLECTION OF FLORID SUMMS, SEEDS AND GRAIN**. The Buyer will carry out periodic training in the topics of crop

en los temas de manejo del cultivo y el Vendedor deberá asistir a las capacitaciones programadas por el Comprador donde se le instruirá sobre las siguientes actividades: • Técnicas de cultivo, cosecha y postcosecha • Manejo de PH del agua, medición de pH, corrección de pH • Conductividad eléctrica del agua y la solución fertilizante • Promoción y formación de raíces • Podas de formación • Fertilización de crecimiento • Identificación de flores Macho hembras y Hermafroditas. • Control biológico y orgánico de plagas y enfermedades • Fertilización de plantas en floración • Punto de maduración de sumidades floridas • Limpieza de exceso de sales precosecha	management and the Seller will be obliged to attend the training scheduled by the Buyer where he will be instructed on the following activities: • Techniques to include per/post-harvest. • Water pH management, pH measurement, pH correction • Electrical conductivity of water and fertilizer solution • Promotion and formation of roots • Training pruning • Fertilization of growth • Identification of male female flowers and Hermaphrodites. • Biological and organic control of pests and diseases • Fertilization of flowering plants • Maturity point to flowering tops • Cleaning of excess pre-harvest salts
Se deja expresa constancia que todas las indicaciones hechas en las capacitaciones serán de obligatorio cumplimiento para el Vendedor.	It is expressly stated that all the indications made in the training will be mandatory for the Seller.
OCTAVA. CONTROL DE CANABINOIDES. El control de los cannabinoides, se determinará por medio de metodologías analíticas validadas para definir el contenido de tetrahidrocannabinol (THC), cannabidiol (CBD) y cannabinol (CBN) en toda cosecha de cannabis y en cada lote de derivado que el Vendedor produzca.	**EIGHT. CANNABINOID CONTROL.** The control of cannabinoids will be determined by means of validated analytical methodologies to define the content of tetrahydrocannabinol (THC), cannabidiol (CBD) and cannabinol (CBN) in every cannabis harvest and in each batch of derivatives that the Seller produces.
La sociedad DigipathLabs S.A.S. o una empresa debidamente acreditada en Colombia determinada por el Comprador será quien ejercerá el control señalado anteriormente, debiendo documentar las metodologías que se utilizadas para tal fin, incluyendo, pero sin limitarse a la curva de calibración, su límite de detección, límite de cuantificación y demás parámetros conforme a la práctica de la química analítica y de conformidad con el Artículo 2.8.11.2.1.11. del decreto 613/17 del Ministerio de Salud y Protección Social.	The company Digipath Labs S.A.S or a duly accredited company in Colombia selected by the Buyer, will be the entity in charge of exercising the control indicated above, undertaking the obligation to document the methodologies used for that purpose, including but not limited to the calibration curve, its limit of detection, limit of quantification and other parameters according to the practice of analytical chemistry, and according to Article 2.8.11.2.1.11. of decree 613/17 of The Ministry of Health and Social Security.
Son causales de rechazo del grano o producto generado por el Vendedor, cualquiera de las siguientes:	Rejection of the grain or product generated by the Seller is caused by any of the following:

• Si el análisis contiene metales pesados o pesticidas; • Si el análisis contiene residuos de pesticidas órganos fosforados, órganos clorados o carbamatos; • Si el análisis contiene residuos de microorganismos como *Escherichiacoli*, Salmonella, *rhizhopus*, *aspergillus* entre otros.	• If the analysis contains heavy metals or pesticides; • If the analysis contains pesticide residues, phosphorus organs, chlorinated organs or carbamates; • If the analysis contains residues of microorganisms such as Escherichiacoli, Salmonella, rhizhopus, aspergillus, among others.
NOVENA. ENTREGA Y CALIDAD. El Vendedor entregará el Producto dentro de los 3 días calendario siguientes a los que el control de cannabinoides haya sido realizado y aprobado por DigipathLabs S.A.S. u otro laboratorio acreditado en Colombia y escogido por el comprador	**NINTH. DELIVERY AND QUALITY**. The Seller will deliver the Product within the 3 calendar days following which the control of cannabinoids has been carried out and approved by Digipath Labs S.A.S. or other laboratory accredited in Colombia and selected by the Buyer
Para efectos de la entrega, el producto de cada cultivo deberá cumplir con los estándares de calidad que determine el comprador.	For delivery purposes, the Product must comply with the quality and presentation standards specified by the Buyer
La entrega será realizada en el municipio de Popayán.	The delivery will be at Popayan municipality.
En caso de que el producto haya sido rechazado, según las causas estipuladas en la cláusula 8, el Comprador no lo recibirá y no le generará ninguna obligación de compra, pago o indemnización alguna al Vendedor. En todo caso el Vendedor responderá por el valor de las semillas o esquejes y lo cancelará al Comprador oportunamente. En este evento, el Vendedor se obliga, además, a no comercializar el producto para extracción de aceites medicinales.	In the event that the product has been rejected, according to the causes stipulated in clause 8, the Buyer will not receive it and it will not generate any obligation of purchase, payment or compensation to the Seller. In any case the Seller will respond for the value of the seeds or cuttings and will cancel it to the Buyer in a timely manner. In this event, the Seller is obliged, in addition, not to commercialize the product for extraction of medicinal oils.
Si el producto no cumple con los contenidos predeterminados de CBD y/o de THC, las partes se comprometen a acordar el destino del mismo y en cualquier caso el comprador tendrá la primera opción para negociarlo. De no ejercer el Comprador el derecho de preferencia inmediatamente, el vendedor deberá notificar al Comprador de cualquier oferta que reciba para permitirle ejercer un nuevo derecho de preferencia.	If the product does not reach the predetermined contents of CBD and/or THC, the parties undertake to agree the destination of the same, and in any case the buyer will have the first option to negotiate it. If the Buyer does not exercise the right of preference immediately, the seller must notify the buyer of any offer he receives in order to enable the Buyer to exercise a new right of preference.
DÉCIMA. PERSONAL. El Vendedor actúa de manera autónoma e independiente, sin sujeción a ningún tipo de subordinación por parte del	**TENTH. PERSONNEL.** The Seller acts autonomously and independently, without being subject to any kind of subordination by the

Comprador. El Vendedor es una persona jurídica independiente y nada de lo aquí contenido será interpretado en el sentido de constituir una relación distinta a la puramente comercial con el Comprador. Entre el Vendedor y el Comprador no existe relación laboral o de subordinación alguna en cuanto a tiempo, modo y sistema de prestación del servicio encomendado. En consecuencia, este Contrato se regirá por las normas del derecho civil y comercial.	Buyer. The Seller is an independent legal entity, and nothing contained herein shall be construed as constituting a relationship other than purely commercial relationship with the Buyer. There is no employment relationship or subordination between the Seller and the Buyer in terms of time, manner and system of provision of the entrusted service. Accordingly, this Agreement will be governed by the rules of civil and commercial law.
Debido a que el Vendedor no es un empleado del Comprador, el Vendedor reconoce que no tiene derecho a los beneficios laborales disponibles para los empleados del Comprador.	Because the Seller is not an employee of the Buyer, the Seller acknowledges that it is not entitled to the labor benefits available to the Buyer's employees.
El Vendedor será exclusivamente responsable del pago de la retribución total pagadera a sus empleados con respecto al objeto de este Contrato, incluyendo los gastos y beneficios asociados con sus empleos.	The Seller shall be exclusively responsible for the payment of the total remuneration payable to its employees with respect to the object of this Agreement, including the expenses and benefits associated with their employment.
El personal que contrate el Vendedor para el desarrollo agronómico y del cumplimiento del presente Contrato debe ser idóneo y conocer de las actividades del cultivo del cannabis. El Comprador podrá validar en cualquier momento la idoneidad del personal del Vendedor y solicitar el cambio del mismo en caso de que lo considere necesario.	The personnel contracted by the Seller for the agronomic development and compliance with this Agreement must be suitable and know about the activities of the cultivation of cannabis. The Buyer may validate at any time the suitability of the Seller's personnel and request the change of the same in case he considers it necessary.
DECIMOPRIMERA. OBLIGACIONES DEL VENDEDOR: El Vendedor se obliga a:	**ELEVENTH. DUTIES OF THE SELLER.** The seller undertakes the following duties:
1. Entregar al Comprador como parte de la cosecha, la totalidad del producto cosechado sin reservarse para uso propio o de terceros semillas o material de propagación;	1. To deliver to the Buyer the whole prooduct of the crop without reserving for own use or of third seeds or propagation material;
2. Acogerse y cumplir con todas las obligaciones y deberes establecidos en la ley y en las demás disposiciones expedidas por la Superintendencia de Economía Solidaria que son obligatorias para cualquier cooperativa;	2. To accept and comply with all the obligations and duties established in the law and in the other dispositions issued by the Superintendency of Solidary Economy that are obligatory for any cooperative;
3. Dar cumplimiento a lo dispuesto en el Decreto 613y en las resoluciones 577 y 578 de 2017 del Ministerio de Justicia y del Derecho;	3. Comply with the provisions of Decree 613 and resolutions 577 and 578 of 2017 of the Ministry of Justice and Law;

4. Proteger la mano de obra local dándole empleo preferentemente a las comunidades indígenas y campesinas;	4. Protect local labor by giving preference to indigenous and farmers;
5. Darle cumplimiento al plan de cultivo entregado por el Comprador y que hace parte de este Contrato;	5. Comply with the cultivation plan supplied by the Buyer that is part of this Agreement;
6. Llevar el registro de movimientos que trata el artículo 17 de la resolución 577 de 2017;	6. Keep the register of movements mentioned in article 17 of resolution 577 of 2017;
7. Presentar los informes periódicos de que trata el artículo 18 de la resolución 577 de 2017 del Ministerio de Justicia y del Derecho;	7. File the periodic reports referred to in article 18 of resolution 577 of 2017 of the Ministry of Justice and Law;
8. Someter el Producto al control de cannabinoides de que trata el artículo 8 de este Contrato;	8. Submit the Product to the control of cannabinoids referred to in Article 8 of this Contract;
9. Tener el protocolo propio para la disposición final y la eliminación de los residuos (Decreto. 613/17 art. 2.8.11.2.1.13.)	9. Implement the proper protocol for the final disposal and disposal of waste; (Decree. 613/17 art. 2.8.11.2.1.13.)
10. Adoptar el protocolo de seguridad diseñado por el Ministerio de Justicia y del Derecho, de conformidad con el artículo 2.8.11.10.3.del Decreto 613;	10. Implement the security protocol designed by the Ministry of Justice and Law, in accordance with article 2.8.11.10.3. of Decree 613;
11. Atender el pago de salarios, prestaciones y demás obligaciones que le impone la legislación laboral, como la seguridad social y los parafiscales así como los de carácter civil con los subcontratistas;	11. Pay the salaries, benefits and other obligations imposed by labor legislation, such as social security and parafiscal as well as those of a civil nature with subcontractors;
12. Suministrar al Comprador la flor seca y el grano en las cantidades, tiempos y precios pactados en este Contrato;	12. Provide the Buyer with the dried flower and grain in the quantities, times and prices agreed in this Contract;
13. Permitir al Comprador la vigilancia y el control del cultivo y su cosecha así como de todo el desarrollo de la actividad agronómica. En virtud de esta obligación el Comprador podrá ingresar en cualquier momento al área de cultivo del Vendedor y supervisar la operación realizada por este último;	13. Allow the Buyer to monitor and control the crop and its harvest as well as all the development of the agronomic activity. By virtue of this obligation, the Buyer may enter at any time the area of cultivation of the Seller and supervise the operation carried out by the latter;
14. Asistir a todas las capacitaciones convocadas por el Comprador implementar todas las recomendaciones indicadas en ellas.	14. Attend all the training sessions convened by the Buyer and implement all the recommendations indicated therein.
DECIMOSEGUNDA. OBLIGACIONES DEL COMPRADOR. El Comprador se obliga a:	**TWELFTH. DUTIES OF THE BUYER.** The Buyer undertakes the following duties:

1. Como titular de la licencia de fabricación de derivados de cannabis, dar cumplimiento a las obligaciones emanadas de dicha licencia;	1. As holder of the license to produce cannabis derivatives, comply with the obligations arising from said license;
2. Proporcionar al Vendedor la experiencia técnica para hacer crecer los Productos. En particular, el Comprador proporcionará al Vendedor la genética estable para cultivar los productos y la educación continua sobre las mejores prácticas para el cultivo de los Productos;	2. Provide the Seller with the technical expertise to grow the Products. In particular, the Buyer shall provide the Seller with the stabilized genetics to cultivate the products and the continuing education on the best practices for the cultivation of the Products;
3. Suministrarle al Vendedor las semillas feminizadas o esquejes necesarias para poder atender los pedidos realizados al Vendedor en los tiempos y las cantidades requeridas;	3. Provide the Seller with the necessary feminized seeds or clones to be able to meet the orders placed with the Seller in the times and quantities required;
4. Pagarle al Vendedor el valor de la respectiva cosecha de conformidad con los términos y condiciones de la cláusula cuarta de este Contrato;	4. Pay the Seller the price for the respective harvest in accordance with the terms and conditions of clause four of this Agreement;
5. Ejercer la supervisión técnica integral de las áreas de cultivo que hacen parte de este Contrato, del cultivo de plantas de cannabis y, en general, de todas las actividades objeto del presente Contrato;	5. To exercise the integral technical supervision of the cultivation areas that are part of this Agreement, of the cultivation of cannabis plants and, in general, of all the activities object of this Agreement;
6. Realizar las capacitaciones descritas en el presente Contrato.	6. Perform the training described in this Agreement.
7. Atender los requerimientos de asistencia técnica del Vendedor.	7. Attend the technical assistance requirements of the Seller.
8. Darle acceso al Vendedor a los resultados de laboratorio.	8. Give the Seller access to the laboratory results
DECIMO TERCERA. DURACIÓN. El término de este Contrato será válido durante la duración de la licencia de cultivo de cannabis no psicoactivo obtenida por el Comprador, salvo que sea terminado con anterioridad conforme a otras estipulaciones aplicables de este Contrato.	**THIRTEENTH. TERM.** The term of this Agreement shall be valid for the duration of the non-psychoactive cannabis cultivation license issued in favor of the Buyer, unless it is terminated in advance pursuant to other applicable provisions of this Agreement.
El presente Contrato podrá ser prorrogado por el mismo periodo mediante acuerdo escrito de las Partes y suscrito con al menos un mes de anticipación antes del comienzo de cada plazo de un año.	This Agreement may be extended for the same period by written agreement of the Parties and signed at least one month in advance before the beginning of each term of one year.
Cualquiera de las partes podrá dar por terminado el presente Contrato antes de su vencimiento, sin que de ello derive multa o indemnización a su cargo, enviando una	The parties may terminate this Agreement before its expiration, without resulting in a fine or indemnity at its expense, by sending a written notice to the Seller one hundred and eighty

comunicación escrita al Vendedor con ciento ochenta (180) días de anticipación a la fecha prevista de terminación. Las Partes por el presente acuerdan que la terminación contemplada en esta cláusula fue expresamente negociada y acordada, y que (i) esta forma de terminación no será considerada injusta, y por lo tanto no constituirá razón alguna para cualquier tipo de indemnización, y (ii) el aviso previo por escrito de ciento ochenta (180) días es razonable.	(180) days in advance of the expected date of termination. The Parties hereby agree that the termination contemplated in this clause was expressly negotiated and agreed, and that (i) this form of termination will not be considered unfair, and therefore will not constitute any reason for any type of compensation, and (ii)) prior written notice of one hundred and eighty (180) days is reasonable.
No obstante lo anterior, el presente Contrato podrá darse por terminado con justa causa en cualquiera de los siguientes eventos:	Notwithstanding the foregoing, this Agreement may be terminated with just cause in any of the following events:
1. Que el Vendedor incumpla con las obligaciones y deberes que le implican tener tal calidad establecidas por la Superintendencia de Economía Solidaria;	1. Seller fails to comply with the obligations and duties that imply having the quality of cooperative in the terms established by the Superintendence of Solidary Economy;
2. Que el Vendedor incumpla lo dispuesto en el Decreto 613 y en las resoluciones 577 y 578 del 2017 del Ministerio de Justicia y del Derecho;	2. Seller fails to comply with the terms and conditions set forth in Decree 613 and resolutions 577 and 578 of 2017 of the Ministry of Justice and Law;
3. Que el Vendedor no de cumplimiento al plan de cultivo que hace parte de este Contrato;	3. Seller does not comply with the cultivation plan that is part of this Agreement;
4. Que el Vendedor no someta el Producto al control de cannabinoides de la cláusula 8 de este Contrato (Decreto. 613/17 art. 2.8.11.2.1.13.);	4. Seller does not submit the Product to the control of cannabinoids of clause 8 of this Agreement; (Decree. 613/17 art. 2.8.11.2.1.13.)
5. Que el Vendedor no tenga el protocolo propio para la disposición final y la eliminación de los residuos(Decreto. 613/17 art. 2.8.11.2.1.11)	5. Seller does not have its own protocol for the final disposal and disposal of waste; (Decree. 613/17 art. 2.8.11.2.1.11)
6. Que el Vendedor no le entregue al Comprador el producto total de la cosecha las cantidades, calidades y tiempos y precios pactados en este Contrato;	6. Seller does not deliver to the Buyer the total produce of the crop in the quantities, quality, times and prices agreed in this Contract;
7. Que el Vendedor no le pague al Comprador el valor de la semilla entregada en los plazos establecidos en este Contrato;	7. Seller does not pay the Buyer the price of the seed delivered within the terms established in this Agreement;

8. Que el Vendedor no le permita al Comprador ejercer la supervisión técnica integral de las áreas de cultivo que hacen parte de este Contrato, del cultivo de plantas de cannabis y, en general, de todas las actividades desde un enfoque de trazabilidad;	8. Seller does not allow the Buyer to exercise full technical supervision of the cultivation areas that are part of this Agreement, of the cultivation of cannabis plants and, in general, of all the activities from a traceability approach;
9. Que el Comprador incumpla con los pagos de la compra al Vendedor en los tiempos y precios pactados en este Contrato;	9. Buyer fails to comply with the purchase payments to the Seller in the times and prices agreed in this Contract;
En caso de presentarse alguna de las causales señaladas anteriormente, la parte incumplida tendrá un plazo de quince (15) días para subsanar dicho incumplimiento. En caso que durante este período de tiempo la parte incumplida no subsane el incumplimiento, la parte cumplida podrá dar por terminado el presente Contrato.	In case one of the causes mentioned above occurs, the breaching party will have a period of fifteen (15) days to correct said breach. In the event that during this period of time the breaching party does not remedy such breach, the complying party may terminate this Agreement.
DECIMOCUARTA. PREVENCIÓN DE LAVADO DE ACTIVOS Y FINANCIACIÓN DEL TERRORISMO. Las partes manifiestan bajo la gravedad de juramento, que los recursos que componen su patrimonio y el de los demás pequeños y medianos cultivadores no provienen de lavado de activos, financiación del terrorismo, narcotráfico, captación ilegal de dineros y en general de cualquier actividad ilícita; de igual manera manifiesta que los recursos recibidos en desarrollo de este Contrato, no serán destinados a ninguna de las actividades antes descritas.	**FOURTEENTH. PREVENTION OF MONEY LAUNDERING AND FINANCING OF TERRORISM.** SThe parties state under the seriousness of oath, that the resources that make up its assets and that of the other small and medium-sized farmers do not come from money laundering, terrorism financing, drug trafficking, illegal collection of money and, in general, any illicit activity; likewise, it states that the resources received in the development of this Agreement will not be used for any of the activities described above.
Para efectos de lo anterior, las partes podrán consultar los listados, sistemas de información y bases de datos a los que haya lugar para la verificación de este riesgo.	For purposes of the foregoing, the Parties may consult the listings, information systems and databases that may be used to verify this risk.
En caso que el Vendedor incumpla cualquiera de las obligaciones señaladas en la presente cláusula, el Comprador tendrá la facultad de dar por terminado el presente Contrato e ingresar al área de cultivo para recoger todas la semillas entregadas en virtud del presente Contrato y en caso de ser necesario, tomar el control de la operación y servicios prestados por el Vendedor.	In the event that Seller fails to comply with any of the obligations set forth in this clause, the Buyer shall have the power to terminate this Agreement and enter the cultivation area to collect all the delivered seeds under this Agreement and, if applicable, take control of the operation and services provided by the Seller.

DECIMOQUINTA. SUPERVISIÓN DEL CULTIVO. La supervisión técnica integral de las áreas de cultivo que hacen parte de este Contrato,del cultivo de plantas de cannabis no psicoactivo y, en general, de todas las actividades y desarrollo del proceso, será ejercida por el Comprador o la persona que para estos efectos designe el Comprador.	**FIFTEENTH. SUPERVISION OF THE CROP.**The technical supervision of the cultivation areas that are part of this Agreement, the crop of non-psychoactive cannabis plants and, in general, of all the activities and process development, will be exercised by the Buyer or the person that for these purposes the Buyer designates.
DECIMOSEXTA. CESION DEL CONTRATO. De conformidad con el parágrafo 1 del artículo 2.8.11.2.1.1 del Decreto 613, cualquier licencia relacionada con el cannabis no puede transferirse, transmitirse o cederse a ningún título y, por tanto, el Vendedor no podrá ceder el presente Contrato.	**SIXTEENTH. ASSIGNMENT OF THE AGREEMENT.** In accordance with paragraph 1 of article 2.8.11.2.1.1 of Decree 613, the any cannabis license cannot be transferred or assigned under any title and, therefore, the Seller cannot assign this Agreement.
DECIMOSEPTIMA. INDEMNIDAD. El Vendedor asume toda la responsabilidad por los daños y perjuicios de cualquier naturaleza que se deriven de la ejecución del Contrato, de sus empleados, subcontratistas o subcontratistas de los subcontratistas, hasta por culpa levísima, y en consecuencia se obliga a indemnizar, defender y mantener indemne al Comprador, sus socios, agentes, empleados, contratistas y cualquier persona con la que tenga un vínculo jurídico, por cualquier acción, reclamo, demanda, pérdida, obligación, daño, costos y/o costas, que pueda sufrir, como resultado de algún incumplimiento de las obligaciones contractuales o legales surgidas en virtud del contrato, o por cualquier reclamación judicial o extrajudicial por razón de actos u obligaciones que son de su responsabilidad de conformidad con lo dispuesto en este Contrato. El Vendedor se obliga a asumir los gastos, costos expensas, penalidades, multas que con ocasión del Contrato se presenten.	**SEVENTEENTH. INDEMNITY**. Seller assumes all responsibility for damages of any nature arising from the execution of the Agreement, its employees, subcontractors or subcontractors of subcontractors, even for very *culpa levísima*, and consequently is obliged to indemnify, defend and hold harmless the Buyer, its partners, agents, employees, contractors and any person with whom it has a legal relationship, for any action, claim, demand, loss, obligation, damage, costs and / or costs, that may suffer, as a result of any breach of contractual or legal obligations arising under the contract, or by any judicial or extrajudicial claim due to acts or obligations that are its responsibility in accordance with the provisions of this Agreement. The Seller is obliged to assume the costs, expenses, penalties, fines that arise on the occasion of the Agreement.
La obligación de indemnidad asumida por las Partes en el Contrato es continua y subsistirá por 1 años contados a partir de su terminación.	The obligation of indemnity assumed by the Parties to this Agreement is continuous and will subsist for 1 year counted from its termination.
Cuando el Comprador sea condenado a cualquier pago por las razones antes enunciadas en desarrollo del Contrato, el Vendedor deberá pagar tales valores al Comprador dentro de los diez (10) días siguientes a la notificación que hiciere el Comprador del mismo. En caso	When the Buyer is obliged to any payment for the reasons stated above in the performance of the Agreement, Seller shall pay such values to the Buyer within ten (10) days following the notification made by the Buyer thereof. Otherwise, the Buyer may deduct such amounts

contrario, el Comprador podrá descontar tales sumas de las que deba pagar al Vendedor. La presente disposición es igualmente aplicable a aquellos casos en los cuales el Comprador suscriba acuerdos de conciliación o transacción sobre las sumas de dinero que el Comprador resulte obligado a pagar en dichos acuerdos.	from which it must pay the Seller. This provision is equally applicable to those cases in which the Buyer enters into conciliation or transaction agreements on the sums of money that the Buyer is obliged to pay in said agreements.
El Vendedor se compromete a defender al Comprador de todo reclamo judicial o extrajudicial, por las razones antes enunciadas, originado en el desarrollo del Contrato y a reconocer los costos relacionados con dicha defensa, incluidos honorarios de abogado.	The Seller undertakes the obligation to defend the Buyer from any judicial or extrajudicial claim, for the reasons stated above, arising from the performance of the Agreement and to pay the costs related to said defense, including attorney's fees.
La indemnidad pactada en la presente cláusula a favor del Comprador se extiende a quienes en virtud de la ley se consideran como filial, afiliada, subsidiaria, matriz o asociada.	The indemnity agreed in this clause in favor of the Buyer extends to those who by virtue of the law are considered as a subsidiary, affiliate, subsidiary, parent or associate.
El Vendedor responderá por los actos de sus empleados y sus subcontratistas como si hubiesen sido causados por el Vendedor. El Comprador solo responderá por daños que sean consecuencia de culpa grave o dolo, imputables a sí mismo.	The Seller will respond for the acts of its employees and its subcontractors as if they had been caused by the Seller. The Buyer shall only be liable for damages resulting from gross negligence or fraud, attributable to itself.
El Vendedor autoriza al Comprador a descontar el valor de los daños que se causen y que se encuentren soportados del saldo a favor que tenga el Comprador con el Vendedor.	The Seller authorizes the Buyer to deduct the value of the damages that are caused and that are supported of the balance in favor that the Buyer has with the Seller.
En caso de que por algún evento se le atribuya responsabilidad al Comprador, o a sus filiales, afiliadas, subsidiarias o asociadas, ninguna responderá por lucro cesante ni por daños o perjuicios indirectos; y de ser responsable, ante cualquier circunstancia o por daño emergente, su responsabilidad estará limitada al valor del Contrato.	In the event that for any event responsibility is attributed to the Buyer, or its affiliates, affiliates, subsidiaries or associates, none will be liable for lost profits or for indirect damages or losses; and to be liable, in case of any circumstance or for emergent damage, its responsibility will be limited to the value of the Contract.
DECIMOCTAVA CONFIDENCIALIDAD. El Vendedor se obliga a no publicar ni divulgar a ningún tercero, y a no utilizar en beneficio propio o de un tercero o en detrimento del Comprador, la Información Confidencial que conozca en virtud de la ejecución del presente Contrato. Esta obligación permanecerá vigente y en efecto durante todo el término del presente contrato y durante cinco (5) años más.	**EIGHTEENTH. CONFIDENTIALITY.** The Seller undertakes not to publish or disclose to any third party, and not to use for his own benefit or that of a third party or to the detriment of the Buyer, the Confidential Information known to him by virtue of the execution of this Contract. This obligation will remain in force and in effect during the entire term of this contract and for five (5) more years.

Constituye Información Confidencial, toda información de propiedad del Comprador que no haya sido publicada, incluyendo pero sin limitarse a información verbal o escrita en relación con los negocios, finanzas, impuestos, asuntos legales, programas de computador, ventas, formulas, datos, procesos, métodos, artículos de fabricación, maquinaria, aparatos, diseños, materiales de composiciones, productos, ideas, mejoras, inventos, descubrimientos, trabajo experimental o de desarrollo, trabajo en proceso, planos, o cualquier otro material que pertenezca o esté relacionado con la actividad técnica o comercial del Comprador; obtenida por el Vendedor en reuniones, en correspondencia tanto oficial como no oficial, en conversaciones con la gerencia y demás personal, mediante consultores externos, mediante miembros de organismos y autoridades gubernamentales.	Constitutes Confidential Information, all information of property of the Buyer that has not been published, including but not limited to verbal or written information in relation to business, finance, taxes, legal matters, computer programs, sales, formulas, data, processes, methods, articles of manufacture, machinery, apparatus, designs, materials of compositions, products, ideas, improvements, inventions, discoveries, experimental or development work, work in process, plans, or any other material that belongs or is related to the activity technical or commercial of the Buyer; obtained by the Seller in meetings, in correspondence both official and unofficial, in conversations with management and other personnel, through external consultants, through members of agencies and government authorities.
Al momento de la terminación del presente Contrato, el Vendedor no conservará ni entregará a terceros, sino que devolverá al Comprador todos y cada uno de los planos, dibujos, especificaciones, elementos, notas, libros de notas, memorandos, reportes, estudios, correspondencia y demás documentos y en general todo el material que se relacione con los negocios del Comprador o de terceros sobre la cual el Vendedor esté obligado a mantener confidencial, y que esté en su poder o bajo su custodia o control.	At the time of termination of this Agreement, the Seller will not retain or deliver to third parties, but will return to the Buyer each and every one of the plans, drawings, specifications, elements, notes, note books, memoranda, reports, studies, correspondence and other documents and in general all material relating to the Buyer's business or that of third parties over which the Seller is obliged to keep confidential, and which is in its power or under its custody or control.
Se exceptúa del carácter de confidencialidad y reserva aquella información que: A. La parte receptora pruebe que, al tiempo de su entrega por la parte divulgadora, se encontraba en el dominio público, había sido desarrollada por la parte receptora con anterioridad o fue puesta a su disposición por un medio y dueño legítimo distinto al indicado en este contrato. B. Con posterioridad a su entrega llegue a ser de dominio público, en cualquier forma que no signifique violación al contenido de este contrato. C. Sea dada a conocer con la aprobación por escrito de la parte divulgadora o sea divulgada por la parte divulgadora a terceros sin restricciones. Las disposiciones del presente	The following information will not be considered as Confidential Information: A. Information that the receiving party proves that, at the time of its delivery by the disclosing party, it was in the public domain, had been developed by the receiving party previously or was made available to it by a means and legitimate owner other than that indicated in this Agreement. B. Information that after its delivery, becomes of public domain, in any way that does not mean a violation of the content of this Agreement. C. Information that is made known with the written approval of the disclosing party or is disclosed by the disclosing party to third parties without restrictions. The provisions of this Agreement

Contrato no se extienden a ninguna información confidencial que sea requerida por la ley, corte, tribunal, autoridad, organismo regulador o bolsa de valores para ser revelada. Sin embargo, previo a la divulgación que deba hacer la parte receptora, ésta deberá notificar inmediatamente por escrito a la parte divulgadora para que pueda solicitar las medidas necesarias tendientes a impedir o limitar el alcance de la necesidad de divulgar la información confidencial. Al realizar cualquier divulgación bajo este artículo, la parte receptora sólo comunicará la información confidencial estrictamente necesaria para cumplir con el requisito aplicable.	do not extend to any confidential information that is required by law, court, court, authority, regulatory body or stock exchange to be disclosed. However, prior to the disclosure to be made by the receiving party, the latter must immediately notify the disclosing party in writing so that it may request the necessary measures to prevent or limit the scope of the need to disclose the confidential information. When making any disclosure under this article, the receiving party will only communicate the confidential information strictly necessary to comply with the applicable requirement.
Como el Vendedor pertenece a un grupo indígena y está sujeto a derechos colectivos, mantendrá exclusividad y trato confidencial de sus conocimientos tradicionales técnicas y saberes sobre el uso medicinal del cannabis..	As Seller belongs to an indigenous group and is subject to collective rights, it will maintain exclusivity and confidential treatment of its technical traditional knowledge and knowledge about the medicinal use of cannabis
DECIMONOVEVA. EXCLUSIVIDAD. El Vendedor prestará sus servicios de cultivo de los Productos exclusivamente al Comprador durante el término de este Contrato.	**NINETEENTH. EXCLUSIVITY**. The Seller will provide its services of cultivation of the Products exclusively to the Purchaser during the term of this Agreement.
VIGÉSIMA. NOTIFICACIONES. Cualquier notificación permitida o requerida en virtud de este Contrato deberá ser cursada por escrito o correo electrónico. Las notificaciones entregadas por fax, correo electrónico, courier o mediante entrega por mano a un representante autorizado de la parte a la que está dirigida serán reputadas entregadas en la fecha de la entrega efectiva; estableciéndose, sin embargo, que si dicha entrega efectiva tiene lugar luego de las 15 horas de un día hábil en el lugar donde tiene lugar la entrega o un sábado, domingo o día feriado en el lugar donde tiene lugar la entrega, entonces se entenderá que tal notificación ha sido entregada el siguiente día hábil. Las notificaciones serán entregadas a cada Parte en los domicilios indicados más adelante o en cualquier otro domicilio indicado en una notificación subsiguiente entregada a dicha parte. Todas las notificaciones deberán estar dirigidas a la persona indicada como contacto dentro del presente contrato.	**TWENTIETH. NOTICES**. Any notice permitted or required by virtue of this Agreement must be made in writing or by email. Notices delivered by fax, email, courier or by hand delivery to an authorized representative of the Party to which it is addressed will be delivered on the date of actual delivery; establishing, however, that if said effective delivery takes place after 15 hours of a business day in the place where the delivery takes place or a Saturday, Sunday or holiday in the place where the delivery takes place, then it will be understood that such notification has been delivered the next business day. The notifications will be delivered to each Party in the addresses indicated below or in any other address indicated in a subsequent notification delivered to said party. All notifications must be addressed to the person indicated as a contact within this contract.
Notificaciones al Comprador:	Notice to the Buyer:

Contacto: Juan Fernando Ribero E-Mail: juan@owp.com Dirección notificaciones: Carrera. 9 No. 113-52 oficina 1903 | Torres Unidas 2 | Bogota D.C.	Contact: Juan Fernando Ribero E-Mail: juan@owp.com Address: Carrera. 9 No. 113-52 Office 1903 | United Towers 2 | Bogota D.C.
Notificaciones al Vendedor: Contacto: Ariel Huetio Prieto E-Mail: ariknassa@gmail.com Dirección: Calle 5 A # 19 -13 Barrio La Esmeralda	Notice to the Seller: Contact: Ariel Huetio Prieto E-Mail: ariknassa@gmail.com Address: Calle 5 A # 19 -13 Barrio La Esmeralda
VIGESIMOPRIMERA. LEY APLICABLE Y RESOLUCIÓN DE CONTROVERSIAS. Este Contrato será interpretado y ejecutado conforme mediante notificación a las leyes de Colombia (sin tomar en consideración las normas de conflictos de leyes contempladas en dichas leyes).	**TWENTY-FIRST. APPLICABLE LAW AND DISPUTE RESOLUTION**. This Agreement will be interpreted and executed in accordance with the laws of Colombia (without taking into consideration the rules of conflict of laws contemplated in said laws).
La jurisdicción territorial para entender cualquier disputa entre las partes serán los tribunales competentes con asiento en Popayán Cauca, Colombia.	The territorial jurisdiction to understand any dispute between the parties will be the competent courts in Popayan Cauca, Colombia.
Cualquier diferencia relacionada con la ejecución, interpretación, validez, cumplimiento o cualquier otra, que surja entre las Partes relativas a este acuerdo y que las Partes no puedan resolver de común acuerdo, se resolverán por un Tribunal de Arbitramento, de acuerdo con las siguientes reglas:	Any difference related to the execution, interpretation, validity, compliance or any other, that may arise between the Parties related to this agreement and that the Parties cannot resolve by mutual agreement, shall be resolved by an Arbitration Tribunal, in accordance with the following rules:
a) El Tribunal de Arbitramento estará integrado por un (1) árbitro, que será ciudadano colombiano y abogado.	a) The Arbitration Tribunal will be composed of one (1) arbitrator, who will be a Colombian citizen and lawyer.
b) El árbitro será designado por la Cámara de Comercio del Cauca.	b) The arbitrator will be appointed by the Chamber of Commerce del Cauca.
c) La convocatoria, constitución y trámite se regirán por el Reglamento establecido por la Cámara de Comercio del Cauca.	c) The call, constitution and procedure will be governed by the Regulation established by the Chamber of Commerce del Cauca.
d) El idioma para la convocatoria, constitución, trámite y procedimiento será el español.	d) The language for the convocation, constitution, procedure and procedure will be Spanish.
e) El Tribunal fallará en derecho y aplicará como norma sustancial la ley colombiana.	e) The Court will rule in law and will apply Colombia's law as a substantial rule.

f) El Tribunal tendrá su sede en la ciudad de Popayán., en la Cámara de Comercio de esa ciudad.	f) The Court will have its headquarters in the city of Popayán., in the Chamber of Commerce of that city.
Para efecto de las notificaciones a que haya lugar, se tendrán en cuenta las direcciones establecidas en el presente Contrato. En lo no previsto se aplicará las normas vigentes en Colombia.	For the purpose of providing any notice, the addresses established in this Agreement will be taken into account. In the unforeseen, the regulations in force in Colombia will be applied.
VIGESIMOSEGUNDA. RENUNCIA A DERECHOS. La falta de ejercicio por cualquiera de las Partes de su derecho a exigir los derechos que le corresponden en virtud del presente Contrato no constituirá una renuncia a dichos derechos ni a cualquier otro derecho conferido sobre dicha parte o de los que dicha parte es titular.	**TWENTY-SECOND. WAIVER OF RIGHTS**. The lack of exercise by any of the Parties of their right to demand their rights under this Contract shall not constitute a waiver of such rights or any other right conferred on that party or of those that such party owns.
Si se inician acciones legales entre las partes con respecto a sus respectivos derechos y obligaciones en virtud del presente Contrato, la parte vencedora tendrá derecho a recuperar los gastos y honorarios razonables de sus abogados incurridos en la consecución y defensa de sus derechos y obligaciones emergentes del presente.	If legal actions are initiated between the parties with respect to their respective rights and obligations under this Contract, the winning party shall be entitled to recover the reasonable expenses and fees of its attorneys incurred in the attainment and defense of its rights and obligations arising from the I presented.
VIGESIMOTERCERA. MODIFICACIONES Y RENUNCIAS. Este Contrato solo podrá ser modificado o reformado por escrito firmado por ambas Partes.	**TWENTY-THIRD. AMENDMENT AND WAIVERS.** This Agreement may only be modified or amended in writing signed by both Parties.
Cualquiera de las Partes en cualquier momento puede renunciar a cualquier término o condición de este Contrato que haya sido establecida en su solo beneficio, pero tal renuncia no será efectiva a menos que conste en un documento escrito debidamente suscrito por un representante autorizado. Ninguna renuncia por cualquiera de las Partes de cualquier término o condición de este Contrato será interpretada como una renuncia de cualquier otro término o condición o del mismo término o condición en cualquier ocasión futura.	Either Party may at any time waive any term or condition of this Agreement that has been established in its sole benefit, but such waiver shall not be effective unless it is recorded in a duly written document signed by an authorized representative. No waiver by either Party of any term or condition of this Agreement shall be construed as a waiver of any other term or condition or of the same term or condition at any future time.
VIGESIMOCUARTA.MÉRITO EJECUTIVO. Las Partes acuerdan que las obligaciones señaladas en el presente Contrato	**TWENTY-FOURTH. EXECUTIVE TITLE.** The Parties agree that the obligations set forth in this Agreement provide executive merit, and

prestan mérito ejecutivo, con lo cual, cada una de ellas se obliga al pago incondicional y renuncia de antemano a cualquier tipo de requerimiento judicial, privado o administrativo o de constitución en mora al que haya lugar por su incumplimiento y faculta a la otra parte a hacer exigible el mismo por la vía ejecutiva.	thus, each of the Parties is obliged to unconditional payment and waives in advance any type of judicial, private or administrative order or constitution in default to the one that has place for its breach and empowers the other party to enforce the same by the executive.
VIGESIMOQUINTA. CLÁUSULA PENAL. En caso de incumplimiento de las obligaciones previstas en este Contrato la parte que incumple deberá pagar a la otra, a título de pena, la suma de USD10,000, la cual será exigible de manera inmediata a partir de su causación, lo cual prestará mérito ejecutivo.Es entendido que cláusula penal aquí prevista es de apremio, de manera que el cobro de la misma no excluye ni impide al Comprador exigir el cumplimiento de la obligación principal ni el cobro de la totalidad de los perjuicios ocasionados con el incumplimiento de las obligaciones respectivas.	**TWENTY-FIFTH. PENALTY CLAUSE.** In the event of breach of the obligations set forth in this Agreement the failing party shall pay to the other, by way of penalty, the sum of USD10,000, which shall be due immediately from its causation, which will lend executive merit. It is understood that this penalty clause envisaged here is for enforcement, so that the collection thereof does not exclude or prevent the Buyer from demanding compliance with the main obligation or the collection of all the damages caused by the breach of the respective obligations.
Pero, tratándose de la obligación contenida en el numeral primero de la cláusula decimoprimera el Vendedor reconocerá al Comprador la suma de USD10 por cada semilla o esqueje faltante, y excluye la suma de USD10,000 estipulada como penalidad en el párrafo anterior.	But, in the case of the obligation contained in the first numeral of the eleventh clause, the Seller shall acknowledge to the Buyer the sum of USD10 for each missing seed or clone, and exclude the sum of USD10,000 stipulated as a penalty in the previous paragraph.
VIGESIMOSEXTA. PROPIEDAD INTELECTUAL. Las partes se comprometen a no utilizar de cualquier forma la propiedad intelectual del Comprador para cualquier propósito diferente al cumplimiento de este Contrato, así como a no utilizar los nombres comerciales, marcas comerciales o marcas de servicios del Comprador en cualquier forma de publicidad ni a divulgar al público cualquier información relativa a los Productos, ni a revelar o publicitar de cualquier otra forma sin el consentimiento previo escrito del Comprador.	**TWENTY – SIXTH. INTELLECTUAL PROPERTY.** Parties agrees not to use Buyer's intellectual property in any way for any purpose other than compliance with this Agreement, and not to use Buyer's trade names, trademarks or service marks in any form of advertising or to disclose to the public any information regarding the Products, nor to reveal or advertise in any other way without the prior written consent of the Buyer.
Para efectos de este Contrato, propiedad intelectual se entiende como todos los derechos de propiedad intelectual e industrial de cualquier tipo o naturaleza, incluyendo pero sin limitarse a todas las (i) variedades genéticas propiedad del Comprador; (ii) invenciones, patentes, solicitudes de patente, divulgación de patentes, divisiones, sustituciones, extensiones	For purposes of this Agreement, intellectual property is understood as all intellectual and industrial property rights of any type or nature, including but not limited to all (i) genetic varieties owned by the Buyer; (ii) inventions, patents, patent applications, patent disclosure, divisions, substitutions, extensions and improvements thereto; (iii) distinctive signs,

y mejoras a las mismas; (iii) signos distintivos, derechos de marca, marcas de servicios, nombres, nombres corporativos, nombres comerciales, nombres de dominio, logotipos, slogans, imagen comercial, y otras designaciones similares de fuente u origen, junto con el goodwill simbolizado por cualquiera de los anteriores de ser aplicables y (vi) secretos empresariales y toda otra información confidencial, información comercial y secretos comerciales (incluyendo información de precios y costos, planes de negocio y mercadeo, y listas de clientes y proveedores), know-how (incluyendo información de técnicas, investigación y desarrollo de cannabis psicoactivo y cannabis no psicoactivo), invenciones, procesos de propietario, formulas, modelos y metodologías.	trademark rights, service marks, names, corporate names, trade names, domain names, logos, slogans, commercial image, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing if applicable and (vi) business secrets and all other confidential information, commercial information and trade secrets (including price and cost information, business and marketing plans, and lists of customers and suppliers), know-how (including information of techniques, research and development of psychoactive cannabis and non-psychoactive cannabis), inventions, owner processes, formulas, models and methodologies.
El término "<u>Innovaciones</u>" significa todas las entregas y/o producto de trabajo resultante de los Productos (en conjunto las "<u>Entregas</u>") todos los derechos de autor que protegen las Entregas o una porción de las mismas, el derecho a usar, reimprimir, republicar o distribuir las Entregas, o cualquier copia, duplicado o reproducción de las Entregas, y cualquier otra innovación, incluyendo, sin limitación, todas las obras de autor originales y secretos comerciales, ya sea que puedan inscribirse como derecho de autor o no, patentables o no o sujetos a protección como secretos comerciales, marcas comerciales, nombres comerciales o marcas de servicios, que el Vendedor conciba, cree, modifique, desarrolle, implemente o sea el primero en reducir a la práctica, en forma individual o conjuntamente con otros, durante el plazo de este Contrato que: (a) surjan en relación con los Productos o (b) que surjan durante el uso del tiempo, los materiales o las instalaciones del Comprador o cualquiera de sus afiliadas.	The term "<u>Innovations</u>" means all deliveries and / or work product resulting from the Products (collectively the "<u>Deliverables</u>") all copyrights that protect the Deliverables or a portion thereof, the right to use, reprint, republish or distribute the Submissions, or any copy, duplication or reproduction of the Submissions, and any other innovation, including, without limitation, all original author works and trade secrets, whether they may be registered as copyright or not, patentable or not or subject to protection such as trade secrets, trademarks, trade names or service marks, that the Seller conceives, believes, modifies, develops, implements or is the first to reduce to practice, individually or jointly with others, during the term of this Agreement that: (a) arise in connection with the Products or (b) that arise during the use of Buyer's time, materials or facilities or any of its affiliates.
El Vendedor reconoce y acepta que cualquiera de las Innovaciones realizadas o creadas por el Vendedor en relación con los Productos, incluyendo, pero sin limitarse a los derechos de autor sobre cualquier Innovación, reviste la calidad de una locación de obra y es de propiedad exclusiva del Comprador. El Vendedor por medio del presente Contrato	The Seller acknowledges and accepts that any of the Innovations made or created by the Seller in relation to the Products, including, but not limited to, the copyright on any Innovation, is the quality of a work location and is the exclusive property of the Buyer. The Seller hereby waives and irrevocably and perpetually

renuncia y libera en forma irrevocable y perpetua, en beneficio del Comprador, cualquier "<u>Derecho Moral</u>" (definido como un derecho a reclamar la autoría de una obra o cualquier derecho a objetar una distorsión o modificación de una obra, o cualquier derecho similar existente conforme a la ley de cualquier país en el mundo o cualquier otro acuerdo internacional) sobre cualquier obra de creación intelectual.	releases, for the benefit of the Buyer, any "<u>Moral Right</u>" (defined as a right to claim the authorship of a work or any right to object to a distortion or modification of a work , or any similar right existing under the law of any country in the world or any other international agreement) on any work of intellectual creation.
El Vendedor acepta ceder y por medio del presente Contrato cede al Comprador, sus sucesores, cesionarios o personas designadas por esta, todos los derechos y títulos a nivel mundial sobre todas las Innovaciones y todos los derechos de autor, marcas comerciales, solicitudes de marcas comerciales, patentes, solicitudes de patentes, y derechos de propiedad intelectual o Derechos Morales sobre cualquier Innovación.	The Seller agrees to assign and through this Agreement transfers to the Buyer, its successors, assignees or persons designated by it, all rights and titles worldwide on all Innovations and all copyrights, trademarks, trademark applications, patents, patent applications, and intellectual property rights or moral rights over any innovation.
El Vendedor llevará a cabo todo aquello que resulte legalmente posible para asistir al Comprador en la obtención y ejecución de los derechos de autor, patentes, derechos de secreto comercial, marcas registradas y otras protecciones legales de las Innovaciones en cualquier país. El Vendedor firmará cualquier documento que el Comprador razonablemente requiera para ser utilizado en la obtención o ejecución de dichos derechos de autor, patentes, secretos comerciales, y otras protecciones legales. Las obligaciones del Vendedor de asistir al Comprador de conformidad con este párrafo subsistirán luego de la extinción de este Contrato.	The Seller will carry out all that is legally possible to assist the Buyer in obtaining and executing the author's rights, patents, trade secret rights, trademarks and other legal protections of the Innovations in any country. Seller will sign any document that Buyer reasonably requires to be used in obtaining or executing such copyrights, patents, trade secrets, and other legal protections. Seller's obligations to assist Buyer in accordance with this paragraph shall survive the termination of this Agreement.
El Vendedor mediante el presente Contrato, renuncia a favor del Comprador a cualquier reclamo, de cualquier naturaleza, que el Vendedor tiene o pudiera tener en el futuro emergente sobre la apropiación del derecho de propiedad intelectual cedido en virtud del presente contrato a favor del Comprador.	The Seller, by means of this Contract, waives in favor of the Buyer any claim, of any nature, that the Seller has or may have in the future emerging about the appropriation of the intellectual property right transferred under this contract in favor of the Buyer.
Este Contrato no otorga al Vendedor ninguna licencia o derecho de cualquier otro tipo, ya sea en forma expresa, implícita o por la doctrina de los actos propios, sobre ningún derecho de	This Agreement does not grant the Seller any license or right of any other kind, either expressly, implicitly or by the doctrine of its own acts, over any intellectual property rights of

propiedad intelectual del Comprador, incluyendo pero sin limitarse, a las Innovaciones, salvo los derechos a utilizar de dicha propiedad intelectual en relación con los Productos. El Vendedor no podrá utilizar ningún derecho de propiedad intelectual para un fin distinto al contemplado en el presente sin el consentimiento previo escrito del Comprador. Como el Vendedor es un grupo indígena, todo acto que involucre los conocimientos tradicionales, las expresiones culturales, y los recursos genéticos será utilizado bajo los parámetros de la Organización Mundial de la Propiedad Intelectual OMPI y bajo la autorización previa del Vendedor.	the Buyer, including, but not limited to, Innovations, except the rights to use of said intellectual property in relation to the Products. The Seller may not use any intellectual property right for a purpose other than that contemplated herein without the prior written consent of the Buyer. As Seller is an indigenous group, any act that involves traditional knowledge, cultural expressions, and genetic resources will be used under the parameters of the World Intellectual Property Organization WIPO and under the prior authorization of the Seller.
VIGESIMOSEPTIMA. USO DE MARCA. El Vendedor por medio del presente otorga al Comprador, durante el término de vigencia de este Contrato, licencia para utilizar los nombres y las marcas WALA POPAYAN- NASA en los productos terminados o fabricados a partir de los Productos. **VIGESIMOCTAVA. COMPROMISO ADICIONAL.** Durante la vigencia del presente Contrato, el Comprador acompañará y asistirá al Vendedor en la consecución de créditos para el desarrollo de su negocio, tanto con instituciones financieras como proveedores. Así mismo, el Comprador propiciará la ocupación de la mano de obra indígena y campesina del Vendedor. **VIGESIMO NOVENA. ACUERDO COMPLETO.** Este Contrato y sus modificaciones posteriores contienen el acuerdo completo de las partes en relación con el objeto del mismo y prevalece sobre cualquier discusión, documento, propuesta o acuerdo anterior.	**TWENTY – SEVENTH. BRAND USE.** The Seller hereby grants to the Buyer, during the term of this Agreement, a license to use the names and brands WALA POPAYAN-NASA in the finished products or manufactured from the Products. **TWENTY – EIGHTH. ADDITIONAL COMMITMENT.** During the term of this Agreement, Buyer will assist the Seller in the attainment of credits for the development of its business, with financial institutions and suppliers. Likewise, the Buyer will promote the occupation of the indigenous and peasant labor of the Seller. **TWENTY – NINTH. COMPLETE AGREEMENT**. This Agreement and its subsequent amendments contain the entire agreement of the parties in relation to the object thereof and prevails over any previous discussion, document, proposal or agreement.

En constancia de lo anterior, el presente Contrato se suscribe a los 17 días del mes de mayo del año 2019, en dos ejemplares del mismo tenor y efecto, uno con destino a cada parte.

El Comprador	El Vendedor
/s/ Juan Fernando Ribero Trujillo	/s/ Ariel Maifredy Huetio Prieto
OWP SAS Juan Fernando Ribero Trujillo CC 19.373.929	Ariel Maifredy Huetio Prieto C.C. No.: 10.547.704